Exhibit 3.49
Mail to : Secretary of State For office use only
Corporations Section Filed
1550 Broadway , Suite 200
Eafivar, CO 80202
(303) 884-2251
MUST BE TYPED Fax (303) 894-2242 20001 207070
FILING FEE $50.00 $100.00
MUST SUBMIT TWO COPIES SECRETARY OF STATE
10-24-2000 10:24:34
ARTICLES OF ORGANIZATION
Please Include a typed Self-addressed envelope
I/We the undersigned natural person(s) of the ageo f eighteen years or more, acting as organizer(s) of a limited liability company under the Colorado limited Liability Company Act, adopt the following Articles of Organization for such limited liability company:
FIRST: The name of the limited liability company is : Maveriok Cil Tubinc Services, LLC
SECOND: Principal place of business (if know): 2140 S. Ivachos Street, Suite 110 Denver, Colorado 80222
THIRD: The street address of the Initial registered office of the limited liability company is: 2140 S. Ivanhos Street , Suite 110, Denver, Coloredo 8022
The mailing address (if different form above) of the initial registered office of the limited liability company is: Same
The name of its proposed registered agent in Colorado at that address is: Kristian Erik Grimland
FOURTH: x The management is vested in managers (check if appropriate)
FIFTE: The names and business addresses of the Initial manager or managers or if the management is vested in the members, rather than manager, the names and addresses of the member or members are:
NAME ADDRESS (include zip codes)
Kristian Erik Grimland 37279 Timber Dr., Elizabeth, C0 80107
SIXTH: The name and address of each organizer is:
NAME ADDRWESS (Include zip code)
Kristian Erik Grimland 37279 Timber Dr., Elizabeth, C0 80107
Signed Signed
Organizer Organizer
COMPUTER UPDATE COMPLETE OLL

STATEMENT OF CHANGE OF REGISTERED OFFICE OR REGISTERED AGENT, OR BOTH
Form 150 Revised October 1, 2002 Filing fee: $5.00
Deliver 3* copies to: Colorado Secretary of State Business Division, 1560 Broadway, Suite 200
Denver, CO 80202-5169 This document must be typed or machine printed
Copies of filed documents may be obtained at www.sosstate.co.ns
20031221990 M $5.00
SECRETARY OF STATE 07-10-2003 14:05:29
Pursuant to Title 7 and part 3 of article 90 of title 7, Colorado Revised Statues (C.R.S.), the following statement is delivered to the Colorado Secretary of State for filing.
1. The name of the entity is: MAVERICK COIL TUBING SERVICES, LLC
(must be exactly as shown on the records of the Secretary of State)
Organized under the laws of COLORADO (state or country of origin)
2. If above entity is foreign, the assumed entity name, if any, currently using in Colorado:
3. The street address of its current registered office (according to the existing records of the Secretary of State) is: 2140 SIVANHOEST STE 100, DENVER COLORADO 80222
4. If the registered office address is to be changed, the street address of the new registered office is 88 INVERNESS CIRCLE EAST SUITE G-101, ENGLEWOOD, COLORADO 80112
(must be a street or other plaited address in Colorado) If mail is undeliverable to this address, ALSO include a post office box address:
5. The name of its current registered agent (according to the existing records of the Secretary of State) is: KRISTIAN E. GRIMLAND
6. If the registered agent is to be changes, the name of the new registered agent is: (SAME) KRISTIAN E. GRIMLAND
7. If the registered agent is hanging the street address of the registered agent’s business address, notice of the change has been given to the above named entity.
8. The street addresses of its registered office and of the business office of its registered agent, as changed, will be identical.
9. (Optional) Address of its principal place of business is: and if changed, the new address of its principal place of business is: 88 INVERNESS CIRCLE EAST, SUITE G-101, ENGLEWOOD, CLORADO 80112
10. The (a) name or names, and (b) mailing addressor addresses, of any one or more of the individuals who cause this document to be delivered for filing, and to whom the Secretary of State may deliver notice if filing of this document is refused, are K.E. GRIMLAND 88 INVERNESS CIROLE EAS, SUITE G-101, ENGLEWOOD, COLORADO 80112
Causing a document to be delivered to the secretary of state for filing shall constitute the affirmation or acknowledgment of each individual causing such delivery, under edifies of perjury, that the document is the individual’s act and deed or the act and deed of the entity on whose behalf the individual is causing the document to be delivered for filing and that the facts stated in this document are true.
*NOTE: If this document is changing the registered office or registered agent, the Secretary of State must deliver a copy of the document (1) to the registered office as last designated before the change and (2) to the principal of the entity.